Exhibit 31.2

CERTIFICATION OF CHIEF FINANCIAL OFFICER

I, Howard Mah, certify that:

1. I have reviewed this annual report on Form 10-K/A of United States Oil Fund, LP; and

2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Dated this 20th day of September, 2007.

By:	/s/ Howard Mah
Howard Mah Chief Financial Officer of Victoria Bay Asset Management, LLC (Principal financial and accounting officer)